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                       NORTHWESTERN PUBLIC SERVICE COMPANY
                            STATEMENT OF COMPUTATION
                        RATIO OF EARNINGS TO FIXED CHARGES
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                                                                                                                    1994
                                                                                                         ---------------------------
                                          1990            1991            1992             1993             Actual        Pro Forma
                                       -----------     -----------     -----------      -----------      -----------     -----------
EARNINGS AVAILABLE FOR FIXED CHARGES
 Net Income per Statement of Income    $17,506,083     $14,814,596     $13,721,406      $15,191,073      $15,440,208     $17,463,208
 Add:
  Income taxes                           6,842,233       7,515,841       5,837,513        7,568,119        7,869,343       7,182,343
  Interest on long-term debt             6,562,261       7,008,597       7,812,724        8,404,321        8,823,085      13,280,585
  Amortization of debt expense and
   other interest                          289,109         419,498         450,431          590,408          885,742         918,242
  One-third of all rentals (estimated
   to be representative of the
   interest component)                      47,639          36,441          34,489           31,705           39,759          39,759
                                       -----------     -----------     -----------      -----------      -----------     -----------

Earnings available for fixed charges    31,247,325      29,794,973      27,856,563       31,785,626       33,058,137      38,884,137
                                       -----------     -----------     -----------      -----------      -----------     -----------


FIXED CHARGES
  Interest on long-term debt             6,562,261       7,008,597       7,812,724        8,404,321        8,823,085      13,280,585
  Amortization of debt expense and
   other interest                          165,347         246,063         302,294          590,408          885,742         918,242
  One-third of all rentals (estimated
   to be representative of the
   interest component)                      47,639          36,441          34,489           31,705           39,759          39,759
                                       -----------     -----------     -----------      -----------      -----------     -----------

Total fixed charges                      6,775,247       7,291,101       8,149,507        9,026,434        9,748,586      14,238,586
                                       -----------     -----------     -----------      -----------      -----------     -----------

Preferred dividends                        384,518         370,081         143,267          121,463          119,868       2,162,868
Effective tax rate                             28%             34%             30%              33%              34%             29%
                                       -----------     -----------     -----------      -----------      -----------     -----------
Pre-tax equivalent preferred dividend
 requirement                               534,053         560,729         204,867          181,288          181,648       3,046,321
                                       -----------     -----------     -----------      -----------      -----------     -----------

Total fixed charges, including
 preferred dividends                     7,309,300       7,851,830       8,354,174        9,207,722        9,930,234      17,284,907
                                       -----------     -----------     -----------      -----------      -----------     -----------


Ratio of earnings to fixed charges            4.61            4.09            3.42             3.52             3.39            2.73
                                       -----------     -----------     -----------      -----------      -----------     -----------
                                       -----------     -----------     -----------      -----------      -----------     -----------

Ratio of earnings to fixed charges,
 including preferred dividends                4.28            3.79            3.33             3.45             3.33            2.25
                                       -----------     -----------     -----------      -----------      -----------     -----------
                                       -----------     -----------     -----------      -----------      -----------     -----------

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                                            Three Months Ended
                                              March 31, 1995
                                       ---------------------------
                                          Actual        Pro Forma
                                       -----------     -----------
EARNINGS AVAILABLE FOR FIXED CHARGES
 Net Income per Statement of Income     $7,102,634     $14,105,634
 Add:
  Income taxes                           3,754,254       4,003,254
  Interest on long-term debt             2,211,119       3,324,994
  Amortization of debt expense and
   other interest                          433,929         442,054
  One-third of all rentals (estimated
   to be representative of the
   interest component)                       9,036           9,036
                                       -----------     -----------

Earnings available for fixed charges    13,510,972      21,884,972
                                       -----------     -----------


FIXED CHARGES
  Interest on long-term debt             2,211,119       3,324,994
  Amortization of debt expense and
   other interest                          433,929         442,054
  One-third of all rentals (estimated
   to be representative of the
   interest component)                       9,036           9,036
                                       -----------     -----------

Total fixed charges                      2,654,084       3,776,084
                                       -----------     -----------

Preferred dividends                         29,775         540,775
Effective tax rate                             35%             22%
                                       -----------     -----------
Pre-tax equivalent preferred dividend
 requirement                                45,808         693,301
                                       -----------     -----------

Total fixed charges, including
 preferred dividends                     2,699,892       4,469,386
                                       -----------     -----------


Ratio of earnings to fixed charges            5.09            5.80
                                       -----------     -----------
                                       -----------     -----------

Ratio of earnings to fixed charges,
 including preferred dividends                5.00            4.90
                                       -----------     -----------
                                       -----------     -----------
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